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                                                                    EXHIBIT 99.1

     SANTA CLARA, Calif. -- (BUSINESS WIRE) -- May 25, 1999 -- 8x8, Inc. (Nasdaq: EGHT.), a leading supplier of multimedia communication technology and systems, today announced that it has completed the acquisition of Odisei S.A., previously announced on May 13, 1999. The aggregate consideration for the transaction is 2.9 million share 8x8 common stock in exchange for all of the outstanding shares of Odisei capital stock. The acquisition will be accounted for as a purchase transaction and will result in a first quarter charge for purchased in-process R&D expense.

     Odisei, a private company based in Sophia Antipolis, France is developing a software package called the IntraSwitch(TM) IP-PBX. This software is a highly scalable, Java-based solution for managing over IP (VoIP) networks. IntraSwitch runs on a carrier-grade server located at a telephony service provider's site and provides complete voice and data services over T1/E1, xDSL or cable links. 8x8's Symphony(TM) VoIP Module, installed at the customer site, allows customers to use inexpensive analog telephones while benefiting from IntraSwitch's advanced IP-PBX features, such as call forwarding, remote pickup, call routing and voice mail. For service providers, Intra-Switch offers a low-cost, low-maintenance platform for delivering complete telephony services.

     Odisei will operate as a subsidiary of 8x8 and will maintain software development operations in France, with all of Odisei's marketing and finance operations moving to 8x8's headquarters in Santa Clara. Odisei founder and CEO, Frederic Artru, reports to Keith Barraclough, 8x8's president, as general manager of the subsidiary.

     "We welcome Frederic Artru and the Odisei staff to 8x8. I am pleased to report that the integration of Odisei's sales and marketing efforts are progressing as planned," said Dr. Paul Voois, chairman chief executive officer of 8x8. "Not only does Odisei's IntraSwitch software allow 8x8 to enter the market for telephony central office equipment, but it also broadens the market for our existing customer premise equipment such as the Symphony VoIP adapter."

     Dr. Voois continued, "The combined technology of the two companies positions 8x8 to deliver IP telephony solutions to Internet service providers
(ISPs), competitive local exchange carriers (CLECs) and incumbent local exchange carriers (ILECs). The IntraSwitch's ability to let computers control standard telephones gives us the opportunity to define the face of the telephone for the twenty-first century. We recognize that this is an aggressive goal, but as on the few companies focusing on delivering IP telephony to the edge of the network, we believe that it is within our reach."

     "We are happy to have jointed the 8x8 team," said Artru. "By extending our successful partnership with 8x8 and leveraging carrier-grade servers such as the Sun Netra t (TM) product line, we can accelerate the transition from traditional to IP telephony while enhancing the features that service providers can deliver to their


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customers."

About the 8x8/Odisei VoIP Solution

     In a typical configuration, a CLEC would locate Odisei's IntraSwitch software on a carrier-grade Sun Netra t server in their central office. The server would be connected to the PSTN using a gateway attached to the CLEC's IP backbone. A customer's internal network would be connected to the IntraSwitch server using T1 or xDSL lines. On the customer premise, 8x8 Symphony gateways would be connected to the customer's internal network, allowing the customer to use standard touch-tone phones to make calls.

     The system provides complete PBX features and functionality with full CTI support, including call control, routing, configuration and administration. The system scales from dozens to thousands of lines simply by adding additional instances of the IntraSwitch software for more Symphony gateways.

About Odisei

     Odisei is a developer of carrier-grade, software-based IP-PBX solutions for CLECs and ISPs. The company's development center is in Sophia Antipolis, France. Their corporate office is located in Palo Alto, California. For more information, visit their web site at http://www.odisei.com.

About 8x8

     8x8 is a leading manufacturer of digital telecommunications technology, including IP telephony gateways, software and semiconductors. By leveraging its technology expertise in audio video compression and communication protocols, the company is providing systems and software to network and telecommunications equipment providers, cable television system operators, and local exchange carriers. For more information, visit 8x8's web site at http://www.8x8.com.

     This press release contains forward-looking statements. 8x8 actual results may differ materially from the results discussed, implied or forecasted in the forward-looking statements due to factors including but not limited to the risks inherent in acquisitions, technologies and businesses, including the timing and successful completion of technology and product development, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized, and changes in the capital structure of the acquisition caused by fluctuations in 8x8's stock price; the risks associated with managing a foreign subsidiary, including retaining key personnel and coordinating operations; the risks inherent in productizing Odisei software, including the high standards of reliability and scalability required of carrier-grade telephony software, security concerns about open architecture IP telephony systems, and interoperability with 8x8's hardware platforms; uncertainty of future profitability; the uncertainty of market acceptance of IP telephony; the limits of existing IP telephony technology; rapid technological change; compliance with industry standards; dependence on key personnel; dependence on new product introduction; current and potential competition and the need for additional capital. Further information on these and other factors that could affect the actual results are included in 8x8's Report on Form 10-K for the year ended March 1999, which is on file with the Securities and Exchange Commission. 8x8 assumes no obligation to revise or update any forward-looking statements contained in this press release.

     The 8x8 logo is a registered trademark and Symphony and IntraSwitch are trademarks of 8x8, Inc. All other trademarks are

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                property of their respective owners.


                     CONTACT:  8x8, Inc., Santa Clara
                               Scott St. Clair
                               408/654-0998
                               scottsc@8x8.com
                                or
                               Ruder Finn, New York
                               Stacy Lipschitz/Lauren Felice
                               212/583-2757 / 212/593-6370
                               lipschitz@ruderfinn.com
                               felice@ruderfinn.com

                     KEYWORD:  CALIFORNIA INTERNATIONAL EUROPE
                     INDUSTRY KEYWORD: COMPUTERS/ELECTRONICS COMED TELECOMMUNICA
                MERGERS/ACQ

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